Exhibit 99.1

FOR IMMEDIATE RELEASE	JANUARY 23, 2008

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Robert Guenther
610-712-5471	610-712-1514
sujal.shah@lsi.com	robert.guenther@lsi.com
cc08-06
LSI REPORTS FOURTH QUARTER AND FULL-YEAR 2007 RESULTS
Fourth Quarter 2007 Revenues Exceed Guidance
MILPITAS, Calif., January 23, 2008 — LSI Corporation (NYSE: LSI) today reported results for its fourth quarter and full year ended December 31, 2007.
Fourth Quarter and Full-Year 2007 News Release Summary
■	Fourth quarter 2007 revenues of $741 million, exceeding guidance [1]

■	Fourth quarter 2007 GAAP* net loss of $2.88 per share, including an estimated goodwill impairment charge of $2.88 per share

■	Fourth quarter 2007 non-GAAP** net income of 13 cents per diluted share, exceeding guidance

■	Fourth quarter operating cash flows of $110 million

■	Full-year 2007 revenues of $2.6 billion

■	Cash and short-term investments of $1.4 billion
First Quarter 2008 Business Outlook
■	Projected revenues of $620 million to $650 million

■	GAAP* net loss in the range of 1 to 9 cents per share

■	Non-GAAP** net income in the range of 5 to 9 cents per diluted share

[1]	On October 24, 2007, LSI completed the sale of its mobility business. Revenues for the fourth quarter include $29 million recognized from that business through the date of sale.

[2]	The Company purchased Agere Systems on April 2, 2007.

*	Generally Accepted Accounting Principles.

**	Excludes estimated goodwill impairment, stock-based compensation, amortization of acquisition-related intangibles, restructuring of operations and other items, net, purchase accounting effect on inventory, loss on write-down of equity securities and acquired in-process research and development. It also excludes the income tax effect associated with the above mentioned items.
BROAD-BASED STORAGE DEMAND FUELS STRONG GROWTH
Fourth quarter 2007 revenues were $741 million, a 41% increase year-over-year compared to $524 million reported in the fourth quarter of 2006, and up 2% sequentially compared to $727 million reported in the third quarter of 2007 [2]. Adjusting for the sale of the mobility business, fourth quarter revenues increased 12.2% sequentially compared to the third quarter of 2007.
Fourth quarter 2007 GAAP* net loss was $2.0 billion or $2.88 per share, compared to fourth quarter 2006 GAAP net income of $59 million or 14 cents per diluted share. Fourth quarter 2007 GAAP results compare to third quarter 2007 GAAP net loss of $141 million or 20 cents per share. Fourth quarter 2007 GAAP net loss included a net charge of $2.1 billion from special items, including an estimated $2.0 billion non-cash charge for impairment of goodwill, $38.6 million in the amortization of acquisition-related items, $29 million of restructuring costs, $21.5 million of stock-based compensation expense and $6.0 million of acquired in-process R&D.
Fourth quarter 2007 non-GAAP** net income was $94 million or 13 cents per diluted share, compared to fourth quarter 2006 non-GAAP net income of $75 million or 18 cents per diluted share. Third quarter 2007 non-GAAP net income was $44 million or 6 cents per diluted share.
Cash and short-term investments totaled approximately $1.4 billion at quarter end. LSI also announced today that to date it has purchased approximately 102.6 million shares of its common stock for approximately $771 million under two repurchase authorizations totaling $1 billion.
“Our strong fourth quarter results were driven by higher than expected seasonal demand for our storage products, with revenues and non-GAAP earnings significantly exceeding our guidance,” said Abhi Talwalkar, LSI president and chief executive officer. “In our core focus areas of storage and networking, revenues increased more than 12% sequentially, reflecting greater than 25% growth in storage systems and double-digit growth in storage semiconductors.
“With many new design wins across our storage and networking areas now firmly in hand, I am confident that we are well positioned to grow as these designs ramp to production in the future,” added Talwalkar.
LSI recorded full year 2007 revenues of $2.60 billion, a 31% increase compared to $1.98 billion in 2006. The company reported 2007 GAAP net loss of $2.49 billion or

$3.88 per share. Full-year 2007 GAAP net loss included a net charge of $2.66 billion from special items, including an estimated $2.0 billion non-cash charge for impairment of goodwill, $192 million in the amortization of acquisition-related items, $189 million of acquired in-process R&D, $148 million of restructuring costs, $77 million of stock-based compensation expense, and $48 million from the purchase accounting effect on inventory. Full-year 2007 GAAP results compare to full year 2006 GAAP net profit of $170 million or 42 cents per diluted share.
Non-GAAP net income for 2007 was $168 million or 26 cents per diluted share compared to 2006 non-GAAP net income of $236 million or 58 cents per diluted share.
Bryon Look, LSI chief financial officer, said, “In the fourth quarter we made significant progress on revenue growth, gross margin expansion, operating expense reduction and cash generation. Despite uncertain economic conditions, our business remains healthy and our forward looking guidance for the first quarter is within our expected range of seasonality.”
LSI First Quarter 2008 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$620 million to $650 million		$620 million to $650 million
Gross Margin	36 – 40%	$40 to $50 million	44 – 46%
Operating Expenses	$260 million to $280 million	$30 to $40 million	$230 million to $240 million
Net Other Income	$3 million		$3 million
Tax	Approximately $8 million		Approximately 15%
Net (Loss)/Income Per Share	($0.09) to ($0.01)	($0.10) to ($0.14)	$0.05 to $0.09
Diluted Share Count	660 million		665 million
Capital spending is projected to be around $14 million in the first quarter and approximately $50 million in total for 2008.
First quarter depreciation and software amortization is expected to be approximately $20 million.
LSI Conference Call Information
LSI will hold a conference call today at 2 pm PDT to discuss fourth quarter financial results and the first quarter 2008 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.
Forward Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-

looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: finalization of the amount of our 2007 goodwill impairment charge; the challenges and costs of integrating and restructuring our operations and achieving anticipated synergies following our recent acquisition of Agere Systems; our ability to successfully and timely transition our assembly and test operations to third parties; fluctuations in the timing and volumes of customer demand; our reliance on major customers and suppliers; our ability to compete successfully in competitive markets; our ability to keep up with rapid technological change; the unavailability of appropriate levels of manufacturing capacity; and general industry and market conditions.
For additional information, see the documents filed by LSI with the SEC, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.
About LSI
LSI Corporation (NYSE: LSI) is a leading provider of innovative silicon, systems and software technologies that enable products which seamlessly bring people, information and digital content together. The company offers a broad portfolio of capabilities and services including custom and standard product ICs, adapters, systems and software that are trusted by the world’s best known brands to power leading solutions in the Storage and Networking markets. More information is available at www.lsi.com.
# # #
Editor’s Notes:
1.	All LSI news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.

2.	The LSI logo design is a trademark of LSI Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI CORPORATION
Condensed Consolidated Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006
Revenues	$740,874	$727,415	$523,651	$2,603,643	$1,982,148

Cost of revenues	394,730	411,866	295,426	1,465,873	1,119,991
Purchase accounting effect on inventory	—	—	—	47,904	—
Amortization of acquisition related intangibles	33,842	64,860	3,636	175,297	32,089
Stock-based compensation expense	2,795	2,824	1,201	10,711	6,903

Total cost of revenues	431,367	479,550	300,263	1,699,785	1,158,983

Gross profit	309,507	247,865	223,388	903,858	823,165

Research and development	158,021	173,375	103,939	623,481	396,035
Stock-based compensation expense	9,132	8,916	4,324	31,743	17,397

Total research and development	167,153	182,291	108,263	655,224	413,432

Selling, general and administrative	86,158	88,769	56,409	329,454	232,820
Amortization of acquisition related intangibles	4,752	5,714	—	17,142	—
Stock-based compensation expense	9,568	10,035	5,370	34,813	22,749

Total selling, general and administrative	100,478	104,518	61,779	381,409	255,569

Restructuring of operations and other items, net	29,050	101,231	4,957	148,121	(8,427)
Estimated goodwill impairment charge *	2,000,000	—	—	2,000,000	—
Acquired in-process research and development	5,972	—	4,284	188,872	4,284

(Loss)/income from operations	(1,993,146)	(140,175)	44,105	(2,469,768)	158,307

Interest expense	(9,048)	(9,033)	(4,949)	(31,020)	(24,263)
Interest income and other, net	13,629	11,808	18,364	46,758	51,276

(Loss)/income before income taxes	(1,988,565)	(137,400)	57,520	(2,454,030)	185,320
Provision/(benefit) for income taxes	12,023	3,200	(1,493)	35,179	15,682

Net (loss)/income	$(2,000,588)	$(140,600)	$59,013	$(2,489,209)	$169,638

(Loss)/income per share:
Basic	$(2.88)	$(0.20)	$0.15	$(3.88)	$0.43

Diluted**	$(2.88)	$(0.20)	$0.14	$(3.88)	$0.42

Shares used in computing per share amounts:
Basic	695,624	715,733	401,992	641,823	398,551

Diluted	695,624	715,733	434,434	641,823	405,163

*	The Company is in the process of measuring the impairment to goodwill and it is possible that this estimate could change significantly to a number within a range of $1.7 billion to $2.2 billion. The Company expects to finalize the impairment charge and report it in the Annual Report on Form 10-K.

**	In computing diluted earnings per share for the three month period ended December 31, 2006, net income was increased by $3,500 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock equivalents.

A reconciliation between net (loss)/income on a GAAP basis to a non-GAAP net income is included below.

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Reconciliation of GAAP net (loss)/income to Non-GAAP net income:	2007	2007	2006	2007	2006
GAAP net (loss)/income	$(2,000,588)	$(140,600)	$59,013	$(2,489,209)	$169,638

Special items:
a) Stock-based compensation expense — cost of revenues	2,795	2,824	1,201	10,711	6,903
b) Stock-based compensation expense — R&D	9,132	8,916	4,324	31,743	17,397
c) Stock-based compensation expense — SG&A	9,568	10,035	5,370	34,813	22,749
d) Amortization of acquisition related intangibles — cost of revenues	33,842	64,860	3,636	175,297	32,089
e) Amortization of acquisition related intangibles — SG&A	4,752	5,714	—	17,142	—
f) Purchase accounting effect on inventory	—	—	—	47,904	—
g) Restructuring of operations and other items, net	29,050	101,231	4,957	148,121	(8,427)
h) Estimated goodwill impairment charge *	2,000,000	—	—	2,000,000	—
i) Acquired in-process research and development	5,972	—	4,284	188,872	4,284
j) (Gain) on sale/write-down of certain equity securities	—	—	(4,729)	2,396	(6,945)
k) Income tax effect	(305)	(8,916)	(2,950)	674	(1,529)

Total special items	2,094,806	184,664	16,093	2,657,673	66,521

Non-GAAP net income	$94,218	$44,064	$75,106	$168,464	$236,159

Non-GAAP income per share:
Basic	$0.14	$0.06	$0.19	$0.26	$0.59

Diluted***	$0.13	$0.06	$0.18	$0.26	$0.58

Shares used in computing Non-GAAP per share amounts:
Basic	695,624	715,733	401,992	641,823	398,551

Diluted	726,710	720,317	437,216	659,077	434,193

***	In computing non-GAAP diluted earnings per share for the three month period ended December 31, 2007 and 2006, net income was increased by $3,500 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock equivalents, respectively. In computing non-GAAP diluted earnings per share for the year ended December 31, 2006, net income was increased by $14,000 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock equivalents.

	Three Months Ended			Year Ended
Reconciliation of GAAP to Non-GAAP shares used in the calculation of	December 31,	September 30,	December 31,	December 31,	December 31,
diluted per share amounts:	2007	2007	2006	2007	2006
Diluted shares used in per-share calculation — GAAP	695,624	715,733	434,434	641,823	405,163
Dilutive stock awards	5,006	4,584	2,782	17,254	2,950
Effect of $350 million convertible notes considered dilutive	26,080	—	—	—	26,080

Diluted shares used in per-share calculation — Non-GAAP	726,710	720,317	437,216	659,077	434,193

LSI CORPORATION
Reconciliations of Non-GAAP to GAAP measures
(In thousands)
(Unaudited)

	Three Months Ended
	December 31,	September 30,
	2007	2007
Consolidated revenues:	$740,874	$727,415
Mobility revenue	29,202	93,305

Consolidated revenue excluding Mobility	$711,672	$634,110
% change in revenue — Qtr./Qtr	12.2%

Semiconductor revenues:	$491,732	$530,013
Less Mobility revenue	(29,202)	(93,305)

Consolidated Semiconductor revenue excluding Mobility	$462,530	$436,708
% change in revenue — Qtr./Qtr	5.9%

LSI CORPORATION
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31,	September 30,	December 31,
	2007	2007	2006
Assets

Current assets:
Cash and short-term investments	$1,397.6	$1,097.9	$1,008.9
Accounts receivable, net	406.4	436.0	348.6
Inventories	240.8	218.4	209.5
Prepaid expenses and other current assets	147.9	708.2	68.7

Total current assets	2,192.7	2,460.5	1,635.7

Property and equipment, net	229.7	236.5	86.0
Goodwill and other intangibles	1,746.2	3,701.4	991.8
Other assets	256.1	226.0	138.6

Total assets	$4,424.7	$6,624.4	$2,852.1

Liabilities and Stockholders’ Equity

Current liabilities:
Other current liabilities	$761.8	$746.9	$526.8
Current portion of long-term debt	—	—	—

Total current liabilities	761.8	746.9	526.8

Long-term debt	718.0	718.7	350.0
Pension, tax and other liabilities	412.1	520.4	79.4

Total liabilities	1,891.9	1,986.0	956.2

Minority interest in subsidiary	0.2	0.2	0.2

Stockholders’ equity:
Common stock and additional paid-in capital	6,159.2	6,335.0	3,106.2
Accumulated deficit	(3,717.1)	(1,716.5)	(1,220.3)
Accumulated other comprehensive income	90.5	19.7	9.8

Total stockholders’ equity	2,532.6	4,638.2	1,895.7

Total liabilities and stockholders’ equity	$4,424.7	$6,624.4	$2,852.1

LSI CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2007	2007	2006
Semiconductor revenues	$491.7	$530.0	$304.1
Storage Systems revenues	$249.2	$197.4	$219.6
Total revenues	$740.9	$727.4	$523.7
Percentage change in revenues-qtr./qtr. ( a )	1.9%	8.6%	6.2%
Percentage change in revenues-yr./yr. ( b )	41.5%	47.6%	3.4%

Days sales outstanding	49	54	60
Days of inventory	50	41	63
Current ratio	2.9	3.3	3.1
Quick ratio	2.4	2.1	2.6

Gross margin as a percentage of revenues	41.8%	34.1%	42.7%
R&D as a percentage of revenues	22.6%	25.1%	20.7%
SG&A as a percentage of revenues	13.6%	14.4%	11.8%

Employees ( c )	6,180	8,302	4,010
Revenues per employee (in thousands) ( d )	$479.5	$350.5	$522.3

Selected Cash Flow information:
Purchases of property and equipment ( e )	$13.6	$13.4	$10.3
Depreciation / amortization ( f )	$21.9	$24.6	$10.5

( a )	Represents sequential quarter growth in revenues.

( b )	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

( c )	Actual number of employees at the end of each period presented.

( d )	Revenues per employee is calculated by annualizing revenues for each quarter presented and dividing it by the number of employees.

( e )	Excludes purchases of software.

( f )	Represents depreciation of fixed assets and amortization of software.

LSI CORPORATION
Statement of Cash Flows
(In thousands, except where noted)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2007	2007	2006	2007	2006
Operating Activities:
Net (loss)/income	$(2,000,588)	$(140,600)	$59,013	$(2,489,209)	$169,638
Adjustments:
Depreciation and amortization *	61,828	96,545	16,570	278,548	82,263
Stock-based compensation expense	21,495	21,775	10,895	77,267	47,049
Non-cash restructuring and other items	10,555	88,155	1,863	98,909	(713)
Estimated goodwill impairment charge **	2,000,000	—	—	2,000,000
Acquired in-process research and development	5,972	—	4,284	188,872	4,284
Gain on sale of intellectual property	—	—	—	—	(15,000)
Gain on sale of Gresham manufacturing facility and associated intellectual property	—	—	—	—	(12,553)
Write-off of intangible assets acquired in a purchase business combination	—	—	—	—	3,325
(Gain) on sale of equity securities/ loss on write-down of equity securities	—	—	(4,729)	2,396	(6,727)
Loss/(gain) on sale of property and equipment	114	(11)	(7)	(9,399)	(252)
Non-cash foreign exchange loss/(gain)	986	7,109	(617)	4,207	(1,089)
Changes in deferred tax assets and liabilities	3,178	(1,327)	(122)	(3,619)	(98)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	30,964	(6,167)	(27,680)	174,962	(24,617)
Inventories	(20,440)	49,906	(25,220)	74,708	(18,062)
Prepaid expenses and other assets	(13,509)	1,197	(11,478)	21,552	(24,858)
Accounts payable	95,459	(3,567)	24,499	(39,162)	23,338
Accrued and other liabilities	(85,691)	(14,202)	4,119	(85,033)	21,223

Net cash provided by operating activities	110,323	98,813	51,390	294,999	247,151

Investing activities:
Purchases of debt securities available-for-sale	(149,320)	(31,851)	(105,216)	(303,407)	(603,624)
Proceeds from maturities and sales of debt securities available-for-sale	123,195	118,897	292,728	616,224	595,135
Purchases of convertible notes/equity securities	—	(7,500)	—	(10,500)	(8,150)
Proceeds from sale of equity securities	—	—	5,784	—	11,876
Purchases of property, equipment and software	(25,837)	(36,272)	(14,427)	(102,823)	(58,671)
Proceeds from sale of property and equipment	2,376	5	29	16,166	118
Proceeds from sale of Consumer group	—	22,555	—	22,555	—
Proceeds from sale of Mobility Products group, net of transaction costs	445,500	—	—	445,500	—
Proceeds from sale of Thailand, net of transaction costs	49,600	—	—	49,600	—
Proceeds from sale of intellectual property	—	—	—	—	22,670
Proceeds from sale of Fort Collins facility	—	—	—	—	10,998
Proceeds from sale of Colorado Springs facility	—	—	—	—	7,029
Proceeds from sale of Gresham manufacturing facility	—	—	—	—	96,426
Proceeds from sale of Gresham manufacturing facility associated intellectual property	—	—	—	—	5,100
Acquisition of Agere, net of cash acquired	—	—	—	517,712	—
Acquisitions of other companies, net of cash acquired	(80,751)	—	(55,328)	(132,830)	(55,328)
Adjustment to goodwill acquired in a prior year for resolution of a pre-acquisition income tax contingency	788	—	909	3,230	2,282

Net cash provided by investing activities	365,551	65,834	124,479	1,121,427	25,861

Financing activities:
Issuance of common stock	17,286	7,077	25,009	46,280	61,014
Purchase of common stock under repurchase programs	(221,639)	(148,758)	—	(770,752)	—
Repayment of debt obligations	—	—	(271,848)	—	(271,848)

Net cash used in financing activities	(204,353)	(141,681)	(246,839)	(724,472)	(210,834)

Effect of exchange rate changes on cash and cash equivalents	115	1,497	360	1,815	973

Increase/(decrease) in cash and cash equivalents	271,636	24,463	(70,610)	693,769	63,151

Cash and cash equivalents at beginning of period	749,933	725,470	398,410	327,800	264,649

Cash and cash equivalents at end of period	$1,021,569	$749,933	$327,800	$1,021,569	$327,800

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and accrued debt premium.

**	The Company is in the process of measuring the impairment to goodwill and it is possible that this estimate could change significantly to a number within a range of $1.7 billion to $2.2 billion. The Company expects to finalize the impairment charge and report it in the Annual Report on Form 10-K.